UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2010

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lancaster Avenue
Devon, Pennsylvania	19333
(Address of principal executive offices)	(Zip Code)

(610) 254-0700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05                                             Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 2, 2010, the Board of Directors of LECG Corporation (the “Company”) adopted an amended and restated Code of Business Conduct and Ethics (the “Code”).  The provisions of the amended and restated Code that apply to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulations S-K are in substance identical to the prior version of the Code.

The Company’s amended and restated Code of Business Conduct and Ethics is available on the Company’s website at lecg.client.shareholder.com or, upon written request, in printed hardcopy form.  Written requests should be sent to LECG Corporation, Attention: Secretary, 80 Lancaster Avenue, Devon, PA 19333.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on December 2, 2010.  At the Annual Meeting, the stockholders voted on the following proposals:

1.                                       The stockholders voted for election of the following five directors, each to hold office until the earliest of the 2011 Annual Meeting of Stockholders, his or her removal, or his or her resignation:

	VOTES FOR	VOTES WITHHELD

Alison Davis	37,416,682	97,102
Ruth M. Richardson	37,044,761	469,023
Michael E. Dunn	37,412,582	101,202
Christopher S. Gaffney	36,432,055	1,081,729
Steve M. Samek	36,958,477	555,307

There were 4,227,199 broker non-votes on this proposal.

2.                                      The stockholders ratified the appointment of J.H. Cohn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 by a vote of 41,536,481 for and 60,760 against, with 143,742 abstentions.

Item 8.01                                             Other Events.

On December 2, 2010, the Board of Directors of the Company set May 24, 2011 as the date on which the Company will hold its 2011 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

Dated: December 8, 2010	By:	/s/ Steve M. Samek
Steve M. Samek Chief Executive Officer